UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 16, 2026

Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100 LU
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On June 16, 2026, the Board of Directors (the “Board”) of Terra Innovatum Global N.V. (the “Company”) appointed Joanna Lohkamp as an interim director, a member of the Audit Committee, and the chair of the Remuneration Committee, effective as of July 1, 2026. Ms. Lohkamp will serve as a non-executive director until the Company’s next annual general meeting of the shareholders.

There are no arrangements or understandings between Ms. Lohkamp and any other persons, pursuant to which Ms. Lohkamp was selected as a member of the Board. There are no family relationships between Ms. Lohkamp and any director or executive officer of the Company, and Ms. Lohkamp does not have any direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2026

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer

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